                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant /X/

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                        Pentair, Inc.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

WINSLOW H. BUXTON
CHAIRMAN, PRESIDENT
AND CHIEF EXECUTIVE OFFICER

March 10, 1995

Dear Shareholder:

    Please join us at 10 a.m. on Wednesday, April 19, 1995, for Pentair's 28th Annual Shareholders Meeting at the Northland Inn, Brooklyn Park, Minnesota.

    During the meeting, we will elect directors to the Company's board, appoint auditors, and conduct other business as described in the Proxy Statement. In addition, several Pentair officers will be present to provide a detailed report on operations and financial performance, as well as expectations for 1995. There also will be opportunities for shareholders to ask questions.

    We encourage you to join us and participate in the meeting. However, if you are unable to attend, you can be assured your shares will be represented at the meeting by completing and returning the enclosed proxy card in the envelope provided. If you are unsure whether or not you can attend the meeting, please exercise your right to vote on company business by completing and returning the proxy card now. Sending your proxy card will not prevent you from voting in person should you decide to attend the meeting.

    I look forward to discussing Pentair's performance with shareholders and hope you will join us on April 19th.

Sincerely,

Winslow H. Buxton

                                 PENTAIR, INC.

                            1500 County Road B2 West
                          Saint Paul, Minnesota 55113
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 19, 1995

To our Shareholders:

    The Annual Meeting of Shareholders of Pentair, Inc. (the "Company") will be held at the Northland Inn and Conference Center, 7101 Northland Circle, Brooklyn Park, Minnesota, on Wednesday, April 19, 1995, at 10:00 a.m., for the following purposes:

    1.  To elect three directors.

    2. To amend the Restated Articles of Incorporation increasing the total number of shares authorized to be issued from 75,000,000 to 100,000,000 and increase from 10,000,000 to 15,000,000 the number of authorized shares that the Board of Directors could designate as preferred shares, and modify the power of the Board of Directors to establish voting rights of unissued shares.

    3. To, as an alternative to Item 2, amend the Restated Articles of Incorporation, increasing the total number of shares authorized to be issued from 75,000,000 to 125,000,000 and increase from 10,000,000 to
       15,000,000 the number of shares that the Board of Directors could designate as preferred shares.

    4. To vote upon a proposal to ratify the selection of Deloitte & Touche LLP as independent auditors of the Company for 1995.

    5. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on February 21, 1995 as the record date for determining the shareholders entitled to vote at the annual meeting. Accordingly, only shareholders of record at the close of business on that date will be entitled to vote. The Company's transfer books will not be closed.

                                              By Order of the Board of Directors

                                                           R. T. Rueb, Secretary

Saint Paul, Minnesota
March 10, 1995

IMPORTANT: To assure that the annual meeting may be legally held, there must be a quorum (50% plus 1 vote). Accordingly, you are urged to SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY. This will not prevent you from voting in person if you so desire.

                     TABLE OF CONTENTS FOR PROXY STATEMENT

                                                                                                                PAGE
                                                                                                                -----

Solicitation...............................................................................................           1

Revocation and Voting of Proxy.............................................................................           1

Outstanding Shares and Voting Rights.......................................................................           2

Security Ownership of Management and Beneficial Ownership..................................................           2

Proposals to be Acted Upon at the Annual Meeting

  Item 1 -- Election of Directors..........................................................................           5

  Item 2 -- Approval of Amendment to Restated Articles.....................................................          10

  Item 3 -- Approval of Alternative Amendment to Restated Articles.........................................          13

  Item 4 -- Approval of Auditors...........................................................................          15

Executive Compensation.....................................................................................          15

Future Proposals...........................................................................................          23

Other Business.............................................................................................          23

- --------------------------------------------------------------------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 19, 1995
          ------------------------------------------------------------

                                 PENTAIR, INC.
                            1500 County Road B2 West
                          Saint Paul, Minnesota 55113
                                 March 10, 1995

    The following statement is furnished in connection with the solicitation of proxies by the Board of Directors of Pentair, Inc. (the "Company") to be voted at the annual meeting of shareholders of the Company to be held on Wednesday, April 19, 1995, or at any adjournment or adjournments of such meeting. Distribution of this proxy statement and proxy to shareholders began on or about March 10, 1995.

                                  SOLICITATION

    The cost of soliciting proxies and the notices of the meeting, including the preparation, assembly and mailing of proxies and this statement, will be borne by the Company. In addition to this mailing, proxies may be solicited personally or by telephone by regular employees of the Company. Assistance in the solicitation of proxies is also being rendered by Morrow & Co., 909 Third Avenue, New York, New York, at a cost to the Company of $7,000 plus expenses. Furthermore, arrangements may be made with brokers, banks and similar organizations to send proxies and proxy materials to beneficial owners for voting instructions, for which the Company will reimburse such organizations for their expense in so doing and will pay all costs of soliciting the proxies.

                         REVOCATION AND VOTING OF PROXY

    Any shareholder giving a proxy may revoke it prior to its use at the meeting by (1) delivering a written notice expressly revoking the proxy to the Secretary at the Company's offices, (2) signing and forwarding to the Company at its offices a later dated proxy, or (3) attending the annual meeting and casting his or her votes personally.

    A majority of the outstanding shares will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Pursuant to Minnesota law and the Company's Articles of Incorporation, abstentions are counted in determining the total number of the votes cast on proposals presented to shareholders, but will not be treated as votes in favor of the proposals. Broker non-votes are not counted for purposes of determining whether a proposal has been approved.

    Unless otherwise directed in the accompanying proxy, the persons named therein will vote FOR the directors and the proposals set forth in the Notice of Annual Meeting of Shareholders. As to any other business which may properly come before the meeting, they will vote in accordance with their best judgment, although the Company does not presently know of any other business.

                      OUTSTANDING SHARES AND VOTING RIGHTS

    At the close of business on February 21, 1995, the record date, there were outstanding 18,316,470 shares of common stock, par value $.16 per share, and 1,819,078 shares of 8% Callable Cumulative Voting Convertible Preferred Stock, Series 1990, par value $.10 per share ("voting preferred"), which are the only classes of voting stock of the Company entitled to be voted at the meeting.

    A shareholder is entitled to one vote for each common and voting preferred share held on the record date with respect to all matters that may be brought before the meeting. There is no cumulative voting for directors.

                             SECTION 16 COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors, and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely on its review of the copies of such forms furnished to the Company and written representations from the Company's officers and directors, the Company believes all persons subject to these reporting requirements filed the required reports on a timely basis, except that Charles A. Haggerty, a director of the Company and David D. Harrison, an officer at the Company, did not timely file Form 3, the Initial Statement of Beneficial Ownership of Securities. Reports have been filed by both persons. Neither person bought or sold any shares of the Company's stock during the period from the original due date to the actual filing date.

           SECURITY OWNERSHIP OF MANAGEMENT AND BENEFICIAL OWNERSHIP

    The following table contains information as of February 21, 1995 concerning the beneficial ownership of the Company's voting shares by each director, by each executive officer, by all directors and executive officers as a group, and by three persons known to the Company to "beneficially own" more than 5% of either of its classes of voting shares.

                                     NUMBER OF         PERCENT OF      NUMBER OF VOTING     PERCENT OF     COMBINED VOTING
     BENEFICIAL OWNER (A)        COMMON SHARES (B)        CLASS      PREFERRED SHARES (B)     CLASS        PERCENTAGE (C)
- ----------------------------------------------------------------------------------------------------------------------------
George N. Butzow                        17,324(d)            *                    0               0                *
Winslow H. Buxton                      149,353(e)            *                1,156               *                *
Joseph R. Collins                       30,229(f)            *                1,021               *                *
Charles A. Haggerty                      1,661(g)            *                    0               0                *
Harold V. Haverty                        3,750(h)            *                    0               0                *
Quentin J. Hietpas                       9,552(i)            *                    0               0                *
B. Kristine Johnson                      6,021(j)            *                    0               0                *
Ronald V. Kelly                         79,145(k)            *                1,181               *                *
Walter Kissling                          1,985(l)            *                    0               0                *
Gerald C. Kitch                         45,121(m)            *                1,125               *                *
Allan J. Kolles                         37,624(n)            *                1,085               *                *
D. Eugene Nugent                       413,302(o)            2.2%               850               *                2.0%
Richard M. Schulze                       1,048(p)            *                    0               0                *
All current directors &                862,375(q)            4.6%             8,720               *                4.3%
executive officers as a group
(18 persons)

                                     NUMBER OF         PERCENT OF      NUMBER OF VOTING     PERCENT OF     COMBINED VOTING
     BENEFICIAL OWNER (A)        COMMON SHARES (B)        CLASS      PREFERRED SHARES (B)     CLASS        PERCENTAGE (C)
- ----------------------------------------------------------------------------------------------------------------------------
Brinson Partners, Inc.               1,228,538(r)            6.6%                 0               0                6.0%
Three First National Plaza
9th Floor, Suite 111
Chicago, IL 60602-4298
The Prudential Insurance             1,824,301(s)            9.8%                 0               0                8.9%
 Company of America
Prudential Plaza
Newark, NJ 07102-3777
State Street Bank                       56,300(t)            *            1,819,078(s)          100.0%             8.9%
 and Trust Company
225 Franklin St.
Boston, MA 02110

*    Less than 1.0%.

(a) Unless otherwise noted, all shares are held by individuals possessing sole voting and investment power with respect to such shares. Amounts listed do not include 528,285 shares held by the Pentair, Inc. Master Trust for various pension plans of the Company and it subsidiaries, the Investment Committee of which Master Trust includes Winslow H. Buxton,, Allan J. Kolles and two other officers. Although these individuals could be deemed under applicable Securities and Exchange Commission rules to "beneficially own" all of the shares held by these plans because of their shared voting and investment power with respect to those shares, they disclaim beneficial ownership of such shares.

(b) The shares of voting preferred stock are all held by the trustee of the Company's Employee Stock Ownership Trust. These shares are converted into common shares upon the retirement or other termination of employment of an ESOP participant at the ratio of approximately 1.1538 common shares for each preferred share. The shares of preferred stock vote together with the common shares as a single class on most issues, with each preferred share having one vote. The ESOP participants, including those officers listed in the table, have the right to direct the voting of the shares allocated to their accounts, although they have no investment power over those shares. Since the voting preferred shares could be converted into approximately 2,098,852 common shares, under applicable SEC rules the ESOP trustee may be deemed to beneficially own that number of common shares in addition to the preferred shares it holds. However, to avoid overstatement of the aggregate beneficial ownership of the common and voting preferred shares, the common shares reported in the table do not include the shares that may be acquired upon conversion of the voting preferred shares, and the calculations of the percentage of common shares beneficially owned do not take into account any such shares.

(c) Since the common shares and voting preferred shares vote together as a single class on all issues being submitted to the shareholders at the upcoming annual meeting, the percentages below indicate the percentage of the aggregate voting power represented by the shares of both classes held by each person listed.

(d) Includes 4,725 shares that could be obtained upon exercise of stock options within 60 days and 7,928 shares representing Share Units credited to Mr. Butzow's account in the Third Amended and Restated Compensation Plan for Non-Employee Directors as to which he currently has no voting or investment power.

(e) Includes 6,512 restricted shares issued pursuant to an incentive plan as to which Mr. Buxton has sole voting power but no investment power, 217 shares held jointly with his spouse as to which he shares voting and investment power, and 108,433 shares that could be obtained upon exercise of employee stock options within 60 days.

(f) Includes 2,410 restricted shares issued pursuant to an incentive plan as to which Mr. Collins has sole voting power but no investment power, 390 shares held by his spouse as to which he may be deemed to share voting and investment power, but as to which he disclaims beneficial ownership, and 13,496 shares that could be obtained upon exercise of employee stock options within 60 days.

(g)  Includes  661 shares  representing share  units credited  to Mr. Haggerty's
     account  in  the   Third  Amended  and   Restated  Compensation  Plan   for
     Non-Employee Directors as to which he currently has no voting or investment power.

(h) Includes 3,000 shares that could be obtained upon exercise of stock options within 60 days.

(i) Includes 4,725 shares that could be obtained upon exercise of stock options within 60 days and 1,089 shares representing Share Units credited to Mr.
     Hietpas's account in the Third  Amended and Restated Compensation Plan  for
     Non-Employee Directors as to which he currently has no voting or investment power.

(j) Includes 3,000 shares that could be obtained upon exercise of stock options within 60 days and 2,721 shares representing Share Units credited to Ms.
     Johnson's account in the Third  Amended and Restated Compensation Plan  for
     Non-Employee Directors as to which she has no voting or investment power.

(k) Includes 2,424 restricted shares issued pursuant to an incentive plan as to which Mr. Kelly has sole voting power but no investment power, 11,570 shares held by his spouse as to which he may be deemed to share voting and investment power, but as to which he disclaims beneficial ownership, and 31,333 shares that could be obtained upon exercise of employee stock options within 60 days.

(l) Includes 500 shares that could be obtained upon exercise of stock options within 60 days and 1,485 shares representing Share Units credited to Mr.
     Kissling's  account in the Third Amended and Restated Compensation Plan for
     Non-Employee Directors as to which he has no voting or investment power.

(m)  Includes 2,862 restricted shares issued pursuant to an incentive plan as to which Mr. Kitch has sole voting  power but no investment power, and  25,483 shares  that  could be  obtained upon  exercise  of employee  stock options within 60 days.

(n)  Includes 1,441 restricted shares issued pursuant to an incentive plan as to which Mr.  Kolles has  sole voting  power but  no investment  power,  7,245 shares  held by his spouse as to which he may be deemed to share voting and investment power, but as  to which he  disclaims beneficial ownership,  and
     10,509  shares  that  could be  obtained  upon exercise  of  employee stock options within 60 days.

(o) Includes 168,361 shares that Mr. Nugent holds jointly with his spouse as to which he shares voting and investment power, 22,296 shares held by his spouse as to which he may be deemed to share voting and investment power, but as to which he disclaims beneficial ownership, and 69,450 shares that could be obtained upon exercise of stock options within 60 days.

(p)  Includes  48  shares representing  share  units credited  to  Mr. Schulze's
     account  in  the   Third  Amended  and   Restated  Compensation  Plan   for
     Non-Employee Directors as to which he has no voting or investment power.

(q) Includes, with respect to officers not named above, 484 shares held by children of an officer as to which such officer may be deemed to share voting and investment power, but as to which he disclaims beneficial ownership; 6,469 shares held jointly by officers and their spouses as to which such officers share voting and investment power; 8,638 restricted shares issued pursuant to an incentive plan as to which such officers have sole voting power but no investment power; and 29,257 shares that could be obtained upon exercise of employee stock options within 60 days.

(r)  According to its Schedule  13G dated February  13, 1995, Brinson  Partners,
     Inc., a registered investment adviser, has sole voting power and sole investment power over all 1,228,538 shares.

(s)  According to its Schedule 13G dated February 16, 1995, Prudential Insurance
     Company of America, a registered investment adviser and broker-dealer, has sole voting and investment power over 768,900 shares and shared voting and investment power over 1,055,401 shares.

(t) According to its Schedule 13G dated February 13, 1995, State Street Bank and Trust Company, as trustee under the Pentair, Inc. Employee Stock
     Ownership Trust, may be deemed to have shared voting power and investment power over all 1,819,078 voting preferred shares, but it has disclaimed beneficial ownership of all 1,819,078 shares. State Street reports having sole voting power and investment power over 54,200 of the common shares listed, and shared investment power of 2,100 of the common shares listed, which it holds as trustee for collective investment funds for other employee benefit plans.

                PROPOSALS TO BE ACTED UPON AT THE ANNUAL MEETING
                                     ITEM 1
                             ELECTION OF DIRECTORS

    The Company's By-Laws provide for a Board of Directors (sometimes referred to herein as the "Board") of not fewer than three members and not more than fifteen members. The Board has set the number of directors at nine. The Board is divided into three classes with all directors serving three-year terms but with the beginning date for each term staggered so that the term of only one class expires in any particular year. Vacancies that occur during a term may be filled by the Board of Directors or by election at a special meeting of shareholders. Any director elected to fill a vacancy by the remaining directors is required to stand for election at the next meeting of shareholders.

    At the forthcoming annual meeting, three persons are to be elected to the Company's Board of Directors, two of whom are currently directors of the Company. From the class of three directors normally scheduled to stand for election this year, B. Kristine Johnson has indicated she will retire from the Board effective the date of the annual meeting, and Karen E. Welke has been nominated by the Board to fill the resulting vacancy. Six other directors have terms of office that do not expire at this time, and each will continue to serve his or her full term. Proxies cannot be voted for a greater number of directors than the number nominated. Unless you direct otherwise, proxies will be voted FOR the election of all nominees listed below. Should any nominee decline or be unable to accept such nomination or to serve as director (an event management does not now expect to occur), proxies will be voted FOR a substitute nominee or nominees in accordance with the best judgment of the person or persons acting under them.

    If elected, all nominees are expected to serve until the 1998 Annual Meeting of Shareholders and until their successors are duly elected and qualified.

    Information concerning the persons nominated for election as directors, as well as those continuing in office, is set forth on the following pages.

                        DIRECTORS STANDING FOR ELECTION
  (FOR A THREE-YEAR TERM EXPIRING AT THE 1998 ANNUAL MEETING OF SHAREHOLDERS)

[PHOTO]                       Since  1983, Mr. Hietpas has been the  Senior Vice President of External Affairs of the University of St. Thomas.
QUENTIN J. HIETPAS
 Director since: 1976
 Age: 64

[PHOTO]                       Since 1983, Mr. Schulze has been  Founder, Chairman and Chief Executive  Officer of Best Buy Company, Inc. a consumer electronics and major appliance chain.
RICHARD M. SCHULZE
 Director since: 1994
 Age: 54
                              Since   February  1995,  Ms.  Welke  has  been  Group  Vice  President,  Medical
[PHOTO]                       Products Group for  Minnesota Mining  and Manufacturing Company  (3M). Prior  to
                              that,   she   held  various   positions  with   3M  including   Managing  Direc-
KAREN E. WELKE                tor, 3M  France (July  1991  to February  1995);  and Division  Vice  President,
 Director since: --           Medical-Surgical Division (March 1990 to July 1991).
 Age: 50

                         DIRECTORS CONTINUING IN OFFICE
           (TERM EXPIRES AT THE 1996 ANNUAL MEETING OF SHAREHOLDERS)

[PHOTO]                       Since May 1994, Mr. Butzow has been Founder and Chairman Emeritus of MTS
GEORGE N. BUTZOW              Systems, a manufacturer of high-technology testing systems. Mr. Butzow was
 Director since: 1979         Chairman of the Board of Directors of MTS from 1982 to May 1994. Mr. Butzow is
 Age: 65                      also a director of Andrew Corporation.
                              Since January 1993, Mr. Buxton has been the Chairman of the Board
[PHOTO]                       of Directors of Pentair, Inc. Mr Buxton has been President and Chief
WINSLOW H. BUXTON             Executive Officer of the Company since August 1992. Mr. Buxton was Chief
 Director since: 1990         Operating Officer of the Company from August 1990 through August 1992. Mr Buxton
 Age: 55                      was also Vice President -- Paper Group of the Company from January 1989 through
                              August 1990. Mr. Buxton is also a director of Bemis Company, Inc.

[PHOTO]                       Mr. Kissling has been the President since April 1992 and Chief Operating Officer
WALTER KISSLING               since July 1990 of H. B. Fuller Company, a manufacturer and marketer of
 Director since: 1993         specialty chemical products. He was Executive Vice President of H.B. Fuller from
 Age: 63                      July 1990 to April 1991, and Senior Vice President from 1980 to 1990. Mr.
                              Kissling is also a director of H.B. Fuller Company and Chairman and Director of one of its subsidiaries, Kativo Chemical Industries, S.A.

           (TERM EXPIRES AT THE 1997 ANNUAL MEETING OF SHAREHOLDERS)

[PHOTO]                       Since 1992, Mr. Haverty has been Chairman of the Board of Directors of Deluxe
HAROLD V. HAVERTY             Corporation, a manufacturer of bank checks and internal bank forms. Mr. Haverty has been Chief Executive Officer and President of Deluxe since 1986.
 Director since: 1990
 Age: 64
                              In June 1992, Mr. Haggerty was appointed President and subsequently
[PHOTO]                       in July 1993 appointed Chairman of the Board of Directors and Chief Executive
                              Officer of Western Digital Corporation, a manufacturer of
CHARLES A. HAGGERTY           hard disk drives and semiconductors. Prior to that, he held various positions
 Director since: 1994         with IBM Corporation including Vice President-General Manager, Worldwide OEM
 Age: 53                      Storage Marketing (1991- 1992); and Vice President-General Manager, Low-end
                              Storage Products (1989-1990).
                              Mr. Nugent was the Chairman of the Board of Directors of Pentair, Inc.
[PHOTO]                       from July 1986 to January 1993. He was also the Chief Executive Officer of the
                              Company from July 1986 until August 1992. Mr. Nugent
D. EUGENE NUGENT              is also a director of Apogee Enterprises, Inc., Piper Trust Funds, Inc. and VFE,
 Director since: 1975         Inc.
 Age: 67

DIRECTORS' ATTENDANCE

    The Board of Directors held six meetings in 1994. All directors attended at least 75% of the meetings of the Board and its committees on which they served.

COMMITTEES OF THE BOARD

    The Board presently has seven committees.

    The Audit Committee, which presently consists of B. Kristine Johnson (Chair), George N. Butzow, and Charles A. Haggerty, is responsible for selecting auditors, ensuring the fiscal integrity of the Company, and establishing and reviewing internal controls. The Audit Committee held two meetings in 1994.

    The Compensation and Personnel Committee, which presently consists of Quentin J. Hietpas (Chair), Harold B. Haverty and D. Eugene Nugent, is responsible for developing a broad plan of compensation for the Company that is competitive and rewarding to the degree that it will attract, hold, and inspire performance of executive, managerial, and other key personnel. The Committee held nine meetings during 1994.

    The Executive Committee, which presently consists of D. Eugene Nugent (Chair), Winslow H. Buxton, Quentin J. Hietpas and Walter Kissling, makes and implements decisions that require immediate or rapid action when it is impractical to call a meeting of the full Board of Directors. The Committee held two meetings in 1994.

    The Nominating Committee, which presently consists of D. Eugene Nugent (Chair), Winslow H. Buxton, and Harold B. Haverty, is responsible for nominating candidates for vacancies on the Board. The Nominating Committee will consider nominees recommended by shareholders under procedures set forth in the Company's By-Laws. Sections 9 through 12 of Article II of the By-Laws provide that a candidate may not be nominated for election as a director at the annual meeting of shareholders unless the nomination was previously submitted to the Board or its Nominating Committee. A shareholder wishing to nominate a candidate for director at an annual meeting of shareholders must do so no later than the sixtieth day of the fiscal year preceding the fiscal year in which such annual meeting will be held. Nominations are deemed made when the Secretary of the Company receives all of the following: (1) all information about the nominee that may be required to be provided in any proxy statement pursuant to the Securities Exchange Act of 1934 and regulations promulgated thereunder; (2) an executed directors' questionnaire provided by the Company and completed by the nominee; (3) the nominee's statement consenting to his or her nomination and agreeing to serve, if elected; and (4) evidence that the person making the nomination is a shareholder. After reviewing the submission, the Board or the appointed Nominating Committee may, but need not, designate one or more of the nominees to appear as an alternate candidate on any proxy solicited by management or any proxy statement furnished by management. The number of such alternate candidates may not exceed the number of directors to be elected at that annual meeting. Exclusion of any eligible candidate from a proxy solicited by management does not affect the right of shareholders to nominate, vote for, or elect such candidate at any shareholders meeting held within twelve months after submission of the nomination material described above. The Nominating Committee held one meeting in 1994.

    The Public Policy Committee, which presently consists of Harold B. Haverty (Chair), Winslow H. Buxton and B. Kristine Johnson, is responsible for overseeing the Company's interest in the legislative, regulatory, philanthropic and public areas, and for making recommendations regarding the Company's role as a responsible corporate citizen. The Committee held two meetings in 1994.

    The Shareholder Affairs Committee, which presently consists of George N. Butzow (Chair), Winslow H. Buxton and D. Eugene Nugent, is responsible for reviewing any proposed transaction involving the Company's securities that could significantly alter the Company's shareholder base, operations, or overall management. It has the power to engage advisers, direct management to issue statements on behalf of the Company, institute legal action deemed to be in the best interests of the Company, and take other appropriate action. The Committee held one meeting in 1994.

    The Share Rights Committee, which presently consists of Walter Kissling (Chair), George N. Butzow and Charles A. Haggerty, is responsible for making recommendations to the Board regarding the Company's Rights Agreement. The Committee held one meeting in 1994.

DIRECTORS' REMUNERATION

    In 1995, non-employee directors will be paid an annual retainer of $23,000, plus $1,000 for each attendance at a Board meeting. Committee Chairs receive $1,400, except the Chair of the Compensation Committee receives $1,600. Non-employee directors receive $1,000 for each attendance at a committee meeting and $500 for participation in a telephone conference in lieu of a meeting.

    Under the Third Amended and Restated Compensation Plan for Non-Employee Directors, directors who are not employees of the Company may elect to defer payment of all or a portion of their director's fees. The amounts deferred can be either set aside in a cash account or used to purchase shares of the Company's common stock. The plan provides for a Company match of 25% on the first $750 per month deferred in the form of common stock. Participants and amounts deferred under the Plan are shown below:

             $ DEFERRED   $ DEFERRED   $ DEFERRED    SHARE UNITS
                1992         1993         1994        12/31/94
- -----------------------------------------------------------------
Butzow        $  25,750    $  26,200    $       0         7,799
Haggerty              0            0       22,688           511
Hietpas               0        9,000        9,000         1,050
Johnson          23,450       25,850       33,250         2,641
Kissling              0       17,700       31,300         1,285

    The plan also provides that former non-employee directors who meet certain requirements are to be considered for retirement benefits to extend for a term equal to the number of years served as a non-employee director or until death, whichever occurs first, which benefits shall be paid monthly in an amount equal to the pro rata monthly retainer fee being paid to the director at the time of termination from the Board. The Company is currently paying compensation benefits to four former directors. Finally, in the event of an unfriendly change in control of the Company, the plan provides for the establishment of depository agreements and the payment into trust of funds sufficient to ensure the payment of any deferred director's fees or retirement benefits due former directors.

    The Outside Directors Nonqualified Stock Option Plan provides for the granting of options to purchase the Company's common stock to directors who are not employees of the Company. The plan provides for automatic annual grants to the directors and offers alternative forms of payment of the exercise price including surrender of Pentair common stock or unexercised options. The persons to receive options, the number of options granted, and the terms of the options are determined by the Plan.

No option granted under the plan, however, may extend for a period of more than ten years from the date of the grant and no option exercise price may be less than the current market price of Pentair common stock on the date of award of such option.

                                      OPTIONS    EXERCISE OR
         NAME              YEAR       GRANTED    BASE PRICE   EXPIRATION DATE
- -----------------------------------------------------------------------------
George N. Butzow              1994       1,500    $ 35.50          1/19/99
                              1993       1,500    $ 28.6667        1/19/98
                              1992       1,500    $ 29.4167        1/14/97

Harold B. Haverty             1994       1,500    $ 35.50          1/19/99
                              1993       1,500    $ 28.6667        1/19/98
                              1992       1,500    $ 29.4167        1/14/97

Quentin J. Hietpas            1994       1,500    $ 35.50          1/19/99
                              1993       1,500    $ 28.6667        1/19/98
                              1992       1,500    $ 29.4167        1/14/97

B. Kristine Johnson           1994       1,500    $ 35.50          1/19/99
                              1993       1,500    $ 28.6667        1/19/98
                              1992       1,500    $ 29.4167        1/14/97

Walter Kissling               1994       1,500    $ 35.50          1/19/99

D. Eugene Nugent              1994       1,500    $ 35.50          1/19/99
                              1993       1,500    $ 28.6667        1/19/98

    One-third of the options granted to each recipient become exercisable on each of the first three anniversaries of the date of grant, and the options expire five years after the date of grant. Two current directors exercised options during 1992-1994; the net value of shares (market value less exercise price) realized from these exercises was $39,050.

                                     ITEM 2
                   AMENDMENT TO RESTATED ARTICLES INCREASING
               THE TOTAL NUMBER OF SHARES AUTHORIZED TO BE ISSUED
                  FROM 75,000,000 TO 100,000,000 AND INCREASE
         FROM 10,000,000 TO 15,000,000 THE NUMBER OF AUTHORIZED SHARES
                  THAT MAY BE DESIGNATED AS PREFERRED SHARES,
                 AND MODIFY THE POWER OF THE BOARD OF DIRECTORS
                 TO ESTABLISH VOTING RIGHTS OF UNISSUED SHARES

    The Board of Directors of the Company has approved and is requesting that the shareholders adopt an amendment to the Company's Restated Articles of Incorporation relating to the terms and number of the Company's authorized shares.

                                   BACKGROUND

    Article VII of the Company's Restated Articles of Incorporation currently authorizes the issuance of up to 75,000,000 shares, not more than 10,000,000 of which may be preferred shares. Adoption of Item 2 would increase the total number of shares authorized to be issued from 75,000,000 to 100,000,000 shares and would increase from 10,000,000 to 15,000,000 the total authorized shares that the Board of Directors could designate as Preferred Shares, and would give the Board of Directors the power to issue Preferred Shares with greater or lesser voting rights per share than for the Common Shares, by amending Article VII of the Restated Articles of Incorporation to read as follows:

        The aggregate number of shares which this Corporation shall have authority to issue is 100,000,000 shares, of which not more than 15,000,000 shares shall be "Preferred Shares."

    a. All classes of Preferred and Common Shares may be issued as and when and for such consideration as the Board of Directors shall determine, and, to the full extent permitted by the Minnesota Business Corporation Act, the Board of Directors shall have the power to establish any classes or series of Preferred Shares or Common Shares, with such par value, rights and priorities it deems appropriate, and to fix or alter, from time to time, in respect of any Preferred Shares then unissued, the rights and preferences of such shares, including without limitation, any or all of the following: dividend rate and dividend cumulation rights; voting rights; redemption rights and price; liquidation rights and price; conversion rights and sinking or purchase fund rights; or the number of shares constituting any class or series. The Board of Directors shall also have the power to fix the terms and provisions of options, rights and warrants to purchase or subscribe for shares of any class or classes and to authorize the issuance thereof. Dividends payable in shares of any class may be paid to shareholders of any other class as and when determined by the Board of Directors.

    b. The holders of Common Shares presently outstanding shall be entitled to one vote per share (i) in the election of directors, except to the extent that holders of Preferred Shares have the right, to the exclusion of holders of Common Shares, to elect one or more directors and (ii) for all other corporate purposes. The voting rights, if any, of unissued Preferred Shares shall be fixed by the Board of Directors. The voting rights if any, of unissued Common Shares, shall be fixed by the Board of Directors, but no such share shall be entitled to more than one vote. No holder of any outstanding or unissued Preferred or Common Shares shall be entitled to any cumulative voting rights.

    c. No shareholder of this Corporation shall have any preemptive right to subscribe for or purchase any shares of any class or series of this Corporation, whether now or hereafter established or authorized, or any securities or obligations convertible into any such shares, or any options or warrants or rights to purchase any such shares.

    As of February 21, 1995, the Company had outstanding 18,316,470 shares of common stock, par value, $0.16 2/3 per share, 1,819,078 shares of 8% Callable, Cumulative Voting Convertible Preferred Stock, Series 1990, par value $0.10 per share and 133,100 shares of $7.50 Callable Cumulative Convertible Preferred Stock, Series 1988. In addition, 25,353,544 common shares were reserved for future issuance upon conversion of the Company's outstanding preferred stock, upon exercise of outstanding stock options granted under various stock option plans, and under the Company's Rights Agreement. As a result, a total of 29,377,808 shares, not more than 8,047,822 of which could be preferred shares, were authorized but unissued and not reserved for issuance as of February 21, 1995.

PURPOSE OF PROPOSAL
    The purpose of increasing the total number of authorized shares and the number of shares that may be designated as Preferred Shares, and of giving the Board of Directors the power to establish voting rights of more or less than one vote for unissued Preferred Shares, is to provide additional flexibility with respect to the Company's authorized capital structure. In 1989 the Company's shareholders approved the increase in the number of authorized shares from the former level of 35,000,000 common shares and 5,000,000 Preferred Shares to the current level of 75,000,000 shares, not more than 10,000,000 of which may be Preferred Shares. Since that increase, the number of shares issued or reserved for issuance has increased substantially. Although the Company has no current agreements, commitments or plans for the sale, issuance or use of the additional authorized shares, the purposes for which they may be issued include future acquisitions of other businesses, employee benefit plans, equity financing, stock dividends or splits, and other general corporate purposes.

EFFECT OF PROPOSAL
    Adoption of Item 2 would increase the number of authorized but unissued and unreserved shares by 25,000,000, and would increase by 5,000,000 the number of authorized but unissued and unreserved shares that can be designated by the Board as Preferred Shares. If Item 2 is adopted, no further action or authorization by the shareholders would be necessary prior to the issuance of the additional shares authorized thereby, unless required for a particular transaction by applicable law, regulatory agencies, or the rules of any stock exchange on which the Company's securities are then listed.

    Any additional authorized shares that may become issuable upon the adoption of Item 2 which are not designated either as Preferred Shares or as a different class of common shares would be a part of the existing class of common stock and, if and when issued, would have the same rights and privileges as the common stock of the Company presently outstanding. The shareholders of the Company do not, and will not as a result of either of the proposed amendments, have pre-emptive rights to subscribe for or purchase any newly issued shares of stock.

    Any additional Preferred Shares, or shares of a new class of common stock, that may become issuable upon the adoption of these proposals would be issued upon the terms fixed by the Board of Directors in accordance with any limitations imposed by the Minnesota Business Corporation Act. The terms of each series would include, without limitation, the following: (a) the designation and name of such series and number of shares which shall constitute such series; (b) the dividend rate and dividend accumulation rights, payment dates, and the participating or other special rights with respect to payment of such dividends;
(c) whether the Company would have the right to redeem shares of such series, and the terms of any such redemption; (d) the terms of sinking fund or other retirement provisions, if any, for the redemption or purchase of shares of such series; (e) the amounts payable for shares of such series, and the priority of payment upon voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; (f) the terms and conditions of conversion rights, if any; (g) the voting powers, if any, of the shares of such series; and (h) any other relative rights and preferences of the shares of such series.

    The proposed amendments are not designed to deter or to prevent a change in control of the Company. As is presently the case, however, unissued shares, could be used by the incumbent Board of Directors to make more difficult such change in control. In the event of any unfriendly attempt to gain control of the Company, the Board has the power to issue additional shares in an effort to dilute the stock ownership and voting power of persons seeking to obtain control of the Company, which might have the effect of discouraging or making less likely such a change in control. Such shares could also be privately placed with purchasers who might be expected to side with the Board in opposing a hostile takeover bid. Shares could also be issued with rights (including voting rights) and preferences that might impede such a takeover proposal by, for example, authorizing a class vote, either separately or with the holders of common stock, on any merger, sale or exchange of assets by the Company, or any other extraordinary corporate transaction. To the extent any such actions could have the effect of making a hostile takeover less likely , they could also assist incumbent management in retaining their positions with the Company.

    The amendments contained in Item 2 are not the first actions taken by the Company that could have the effect of deterring a hostile takeover. Not only do the Company's Restated Articles of Incorporation and By-Laws contain several provisions that could make the consummation of a hostile takeover more difficult, the Company has taken other actions, including the adoption of a Rights Agreement and agreeing to certain contractual provisions, that may have such an effect. Although the Board does not currently contemplate adopting or proposing for shareholder approval any further anti-takeover measures, it continues to study the risks of a hostile takeover of the Company and the impact of a takeover on shareholder value, and reserves the right to propose such further amendments or take such actions in the future if, it its view, circumstances should so warrant. The Board of Directors is not currently aware of any effort to effect a change in control or takeover of the Company.

    If Item 2 is approved by the shareholders, the amendments would become effective upon the filing with the Secretary of State for the State of Minnesota of Articles of Amendment to the Company's Restated Articles of Incorporation, which filing would take place shortly after the annual meeting of shareholders.

VOTE REQUIRED

    Because Item 2 would amend the Company's Restated Articles of Incorporation, adoption of this proposal requires the affirmative vote of the holders of at least 60% of the outstanding shares entitled to vote, provided that the proposal does not receive a negative vote from holders of more than 25% of the outstanding voting shares. Abstentions and broker non-votes have the effect of votes against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND THE RESTATED ARTICLES INCREASING THE TOTAL NUMBER OF SHARES AUTHORIZED TO BE ISSUED FROM 75,000,000 TO 100,000,000 AND INCREASE FROM 10,000,000 TO 15,000,000 THE
NUMBER OF AUTHORIZED SHARES THAT MAY BE DESIGNATED AS PREFERRED SHARES, AND MODIFY THE POWER OF THE BOARD OF DIRECTORS TO ESTABLISH VOTING RIGHTS OF UNISSUED SHARES.

                                     ITEM 3
                   ALTERNATIVE AMENDMENT TO RESTATED ARTICLES
         INCREASING THE TOTAL NUMBER OF SHARES AUTHORIZED TO BE ISSUED
         FROM 75,000,000 TO 125,000,000 AND INCREASE FROM 10,000,000 TO
 15,000,000 THE NUMBER OF AUTHORIZED SHARES THAT MAY BE DESIGNATED AS PREFERRED
                                     SHARES

    If the shareholders do not adopt Item 2, the Board of Directors of the Company has approved and is requesting that the shareholders adopt an alternative amendment to the Company's Restated Articles of Incorporation relating to the number of the Company's authorized shares.

                                   BACKGROUND

    The current status of Article VII of the Company's Restated Articles of Incorporation is described under the heading "Background" under Item 2. If Item 2 is adopted, this Item 3 will be void. If Item 2 is not adopted, the Board of Directors has proposed Item 3, which would increase the total number of shares authorized to be issued from 75,000,000 to 125,000,000 and would increase from 10,000,000 to 15,000,000 the total authorized shares that the Board of Directors could designate as Preferred Shares, by amending Article VII of the Restated Articles of Incorporation to read as follows:

        The aggregate number of shares which this Corporation shall have authority to issue is 125,000,000 shares, of which not more than 15,000,000 shares shall be "Preferred Shares."

    a. All classes of Preferred and Common Shares may be issued as and when and for such consideration as the Board of Directors shall determine, and, to the full extent permitted by the Minnesota Business Corporation Act, the Board of Directors shall have the power to establish any classes or series of Preferred Shares or Common Shares, with such par value, rights and priorities it deems appropriate, and to fix or alter, from time to time, in respect of any Preferred Shares then unissued, the rights and preferences of such shares, including without limitation, any or all of the following: dividend rate and dividend cumulation rights; voting rights; redemption rights and price; liquidation rights and price; conversion rights and sinking or purchase fund rights; or the number of shares constituting any class or series. The Board of Directors shall also have the power to fix the terms and provisions of options, rights and warrants to purchase or subscribe for shares of any class or classes and to authorize the issuance thereof. Dividends payable in shares of any class may be paid to shareholders of any other class as and when determined by the Board of Directors.

    b. The voting rights of the shares of this Corporation shall be vested in the holders of all shares presently outstanding, with one vote per share. The voting rights of unissued shares shall be fixed by the Board of Directors, but no such share shall be entitled to more than one vote. No holder of any shares shall be entitled to any cumulative voting rights.

    c. No shareholder of this Corporation shall have any preemptive right to subscribe for or purchase any shares of any class or series of the Corporation, whether now or hereafter established or authorized, or any securities or obligations convertible into any such shares, or any options or warrants or rights to purchase any such shares.

    The number of shares of Common Shares and Preferred Shares outstanding, authorized but unissued, and reserved for future issuance are set forth in the section entitled "Background" under Item 2.

PURPOSE OF PROPOSAL

    There are two differences between Item 2 and Item 3: (i) the number of authorized shares is 125,000,000 under Proposal No. 3, rather than 100,000,000 as provided under Item 2, and (ii) under Item 3 the voting rights, if any, of unissued shares remain, as now, at one vote per share, rather than being subject to the power of the Board of Directors to establish different voting rights for unissued Preferred Shares as provided under Item 2. If Item 2 is not adopted, the Company's flexibility with respect to its capital structure (including its ability to effect future stock splits and stock dividends) will be extremely limited. Item 3 would provide additional flexibility and speed in responding to future investment and financing opportunities and needs such as future acquisitions of other businesses, employee benefit plans, equity financing, stock dividends or splits, and other general corporate purposes.

EFFECT OF PROPOSAL

    Adoption of Item 3 would increase the number of authorized but unissued and unreserved shares by 50,000,000, and would increase by 5,000,000 the number of authorized but unissued and unreserved shares that can be designated by the Board as Preferred Shares. If Item 3 is adopted, no further action or authorization by the shareholders would be necessary prior to the issuance of the additional shares authorized thereby, unless required for a particular transaction by applicable law, regulatory agencies, or the rules of any stock exchange on which the Company's securities are then listed.

    Any additional authorized shares that may become issuable upon the adoption of Item 3, which are not designated either as Preferred Shares or as a different class of common shares, would be a part of the existing class of common stock and, if and when issued, would have the same rights and privileges as the common stock of the Company presently outstanding. The shareholders of the Company do not, and will not as a result of either of the proposed amendments, have preemptive rights to subscribe for or purchase any newly issued shares of stock.

    Any additional Preferred Shares, or shares of a new class of common stock, that may become issuable upon the adoption of these proposals would be issued upon the terms fixed by the Board of Directors in accordance with any limitations imposed by the Minnesota Business Corporation Act. The present authority of the Board would not change in this respect. At present, the terms of each series could include, without limitation, the following: (a) the designation and name of such series and number of shares which shall constitute such series; (b) the dividend rate and dividend accumulation rights, payment dates, and the participating or other special rights with respect to payment of such dividends; (c) whether the Company would have the right to redeem shares of such series, and the terms of any such redemption; (d) the terms of sinking fund or other retirement provisions, if any, for the redemption or purchase of shares of such series; (e) the amounts payable for shares of such series, and the priority of payment upon voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; (f) the terms and conditions of conversion rights, if any; (g) the voting powers, if any, of the shares of such series (subject to the requirement that each share be entitled to one vote); and
(h) any other relative rights and preferences of the shares of such series.

    The potential impact of Item 3 on a change in control of the Company is the same as discussed with respect to Item 2, with the exception that any newly issued Preferred Shares which are granted voting rights will be entitled to one vote per share rather than such voting rights being subject to the power of the Board of Directors to establish different voting rights.

    It is important to note that Item 3 would not enlarge the already existing power of the Board of Directors; the proposed amendments would simply increase the number of shares which could be issued by the Board for the purposes described above.

    If Item 3 is approved by the shareholders, the amendments would become effective upon the filing with the Secretary of State for the State of Minnesota of Articles of Amendment to the Company's Restated Articles of Incorporation, which filing would take place shortly after the annual meeting of shareholders.

VOTE REQUIRED

    If Item 2 is adopted, this proposal will become void. If Item 2 is not adopted, however, the votes on this Proposal will be counted. Because Item 3 would amend the Company's Restated Articles of Incorporation, adoption of this proposal requires the affirmative vote of the holders of at least 60% of the outstanding shares entitled to vote, provided that the proposal does not receive a negative vote from holders of more than 25% of the outstanding voting shares. Abstentions and broker non-votes would have the effect of votes against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEM 3 TO AMEND THE RESTATED ARTICLES OF INCORPORATION TO INCREASE THE TOTAL NUMBER OF SHARES AUTHORIZED TO BE ISSUED FROM 75,000,000 TO 125,000,000 AND TO INCREASE FROM 10,000,000 TO 15,000,000 THE NUMBER OF AUTHORIZED SHARES THAT MAY BE DESIGNATED AS PREFERRED SHARES.

PLEASE VOTE ON BOTH ITEM 2 AND ITEM 3.

                                     ITEM 4
                              APPROVAL OF AUDITORS

    Deloitte & Touche LLP, independent certified public accountants have been the auditors for the Company since 1977. They have been retained by the Board of Directors as the Company's auditors for the current fiscal year, and shareholder approval of such retention is requested.

    Representatives of Deloitte & Touche LLP are expected to attend the Annual Meeting with the opportunity to make a statement if they so desire, and they will be available to respond to appropriate questions.

    The Board of Directors recommends that the shareholders vote "For" the proposal to approve retention of Deloitte & Touche LLP, and the enclosed proxy will be so voted unless a contrary vote or abstention is indicated. If retention of Deloitte & Touche LLP is not approved by the shareholders, the Board of Directors will make another appointment effective at the earliest practicable date.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                      RETENTION OF DELOITTE & TOUCHE LLP.

                             EXECUTIVE COMPENSATION

COMPENSATION AND PERSONNEL COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation and Personnel Committee of the Board of Directors was comprised of Quentin J. Hietpas (Chair), Harold V. Haverty and D. Eugene Nugent during 1994. None of the members of the Committee were officers or employees of the Company during 1994, but D. Eugene Nugent is the former Chairman of the Board and Chief Executive Officer of Pentair, Inc. There are no additional insider or interlock relationships.

COMPENSATION AND PERSONNEL COMMITTEE REPORT ON EXECUTIVE COMPENSATION.

OVERVIEW

    The Compensation and Personnel Committee of the Board of Directors (the"Committee") is responsible for supervising the development of and making recommendations to the Board with respect to the Company's executive compensation policies. In addition, the Committee makes annual recommendations to the Board concerning compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Company.

    The Committee also oversees all aspects of the Company's executive compensation program, including many of the Company's employee benefit plans. The Company currently maintains a variety of compensation and benefit plans in which its executive officers may participate including the Omnibus Stock Plan, the Employee Stock Purchase and Bonus Plan, the Retirement Savings and Stock Incentive Plan, the Deferred Compensation Plan, the Supplemental Executive Retirement Plan, and the Management Incentive Plan. The Company also maintains a defined benefit pension plan in which substantially all non-bargaining employees, including the Company's executive officers, participate.

PENTAIR'S COMPENSATION PHILOSOPHY

    The  principles guiding the  executive compensation program  are designed to
ensure  a  proper  linkage  between  executive  compensation  and  creation   of
shareholder value. Goals of the program are:

    (a) to encourage innovation and growth;

    (b) to reward executives for short-term top performance and long-term shareholder value;

    (c) to recognize outstanding performance;

    (d) to attract and retain top quality executives and key employees;

    (e) to encourage executive stock ownership; and

    (f)  to align management and shareholder interests.

    The Company has maintained the philosophy that compensation of the executive officers should be directly and materially linked to operating results and stock price performance. To achieve this, compensation is heavily leveraged through the annual bonuses and long-term equity incentives. The mix of base salary, bonuses and other benefits reflects the Company's goal of providing average compensation for average performance and above average compensation for above average performance.

    In order to make its recommendations to the Board concerning executive officer compensation, the Committee annually reviews and evaluates the Company's corporate performance and the compensation and equity ownership of its executive officers. This is done by reviewing salary practices for comparable positions at other major industrial organizations as disclosed in Towers Perrin Compensation database, as well as a review of other nationally recognized pay surveys. These major organizations include non-financial manufacturing companies that the Corporation competes with for business or executive talent. Many of the companies who are included in the Towers Perrin Compensation database and national pay surveys are also listed in the S&P 500 index and the NASDAQ Non-Financial Index included in the comparative Stock Performance Graph. The Committee has retained Towers Perrin, an independent compensation consulting firm, to assist in the review of executive compensation.

EXECUTIVE COMPENSATION PROGRAM

    The components of the Company's executive compensation program, which are subject to the discretion of the Committee on an individual basis, include (a) base salaries, (b) annual cash performance-based bonuses, (c) long-term equity incentives, and (d) miscellaneous other fringe benefits. All components are comparable to those of similar companies.

BASE SALARY

    In line with the Company's current policy with respect to the base salaries of its executive officers, the CEO submits a written performance appraisal and recommendation to the Committee with respect to annual salaries of the executive officers. The Committee then discusses, evaluates and approves the salaries and makes its recommendation to the Board. Base salary targets for executive positions are set at the 50th percentile of competitive compensation. An individual performance and experience factor is applied to the target midpoint to determine each executive's actual base salary, within a range of +-20% of midpoint. A competent employee should attain midpoint salary within 3 years by demonstrating continuing development and performance consistent with his or her capabilities in the position.

    For 1994, the salaries of the named executive officers identified in the Summary Compensation Table are within the salary targets for each position.

ANNUAL CASH BONUS

    Pentair compensates its employees for achievement of company and individual performance goals. Pentair's annual profit plan approved by the Board of Directors, is determined to be a good judge of how the Company should perform in current market and economic conditions. Incentive bonus awards are determined by applying the following three factors to base salary: bonus opportunity category percentage (BOC), company performance factor and individual performance factor. BOC categories are assigned to each position at Pentair (55% for CEO and from 35% to 40% for Senior Vice Presidents). The company performance factor is based on achievement toward a pre-tax income goal ; this factor has the greatest impact on the bonus amounts. The threshold of less than 80% of plan results in a company factor of 40%, or possibly 0%, depending on the individual's performance factor. The range between 80% of plan and attaining plan results in a downward impact which is double the percentage shortfall, and performance above plan results in an upward leverage which is double the percentage over plan. The individual performance factor is determined by the assignment of a numerical factor based on a supervisor's judgment on attainment of expectations relative to the employee's function. The CEO submits a written performance appraisal and recommendation to the Committee for each executive officer with respect to the individual performance factor. A supplemental incentive award may be granted at the discretion of the Compensation Committee to any person who has made an extraordinary contribution to the Company's welfare or earnings. The maximum bonus may not exceed 100 percent of an individual's salary. The Company's performance exceeded plan in 1994 by approximately 2%, and bonuses were leveraged up accordingly.

LONG-TERM EQUITY INCENTIVES

    GRANTS

    Long-term incentive compensation is awarded in the form of restricted shares, performance units (ICUs) and stock options. All awards are proposed by the CEO and approved by the Compensation and Personnel Committee. Long-term incentives are determined by using the average of the 50th and 60th percentile of comparable grant practices as compiled by the Towers Perrin compensation database. In 1994, the award values were given in ratios of 0% restricted stock, 30% ICUs and 70% stock options. The Black-Scholes Model is used to determine the value of stock option grants. A comparable model is used for determining ICU grant values. The Committee has decided not to make awards of restricted stock to senior executives of the Company as long-term incentive compensation; restricted stock may be awarded to such individuals as described in the section entitled "stock ownership guidelines."

    The total long-term compensation awards for 1994 amounted to 92,859 incentive compensation units (ICUs) and 96,603 stock options for all executive officers of the Company as a group. All grants of ICUs and stock options were made in accordance with the above formula. Grants for the named executives are shown in the Summary Compensation Table and the Option/SAR grant table.

    PAYOUTS

    Payouts on ICUs are based upon growth in the Company's net book value over the life of the ICUs, as leveraged upward or downward depending on whether the Company's return on equity and growth in earnings per share over that period met or exceeded corporate goals.

    Payouts in 1994, for named executive officers, as shown in the LTIP Payout column on the Summary Compensation Table (page 20), were for previously awarded ICU grants and were calculated based on the increase in book value and the percentage attainment of Earnings Per Share and Return on Equity goals since the date of such grants.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    The base salary, annual bonus and long-term equity incentives paid to Mr. Buxton are generally determined in accordance with the guidelines described above, and his compensation is comprised of the same elements as for all executive officers.

    For 1994, the Compensation and Personnel Committee implemented a more formal process in the evaluation of Mr. Buxton's performance as the CEO. The rating process includes a self evaluation rating by the CEO, after which each Board member completes an evaluation and rating with commentary. The Chairman of the Compensation and Personnel Committee provides a consolidated rating report and chairs a discussion with the Board members without the CEO present. From that discussion, the performance rating is finalized and the Committee Chairman is instructed to review the final rating results with the CEO. This then translates into a personal development plan for the following year.

    In 1994, the Committee established a high individual performance factor for Mr. Buxton based on his exceeding performance objectives for leadership, team building and Company financial results which included earnings per share growth of 14.5% and return on equity of 13.2%.

    The base salary market compensation rate for a CEO position at the 50th percentile was $585,000 in 1994. Mr. Buxton's base salary was increased to $500,000 in accordance with the Committee's guideline of a 3 year progression toward market compensation. This resulted in a 17.6% increase in Mr. Buxton's base salary over 1993.

    Mr. Buxton's bonus was calculated using the formula described above. The Committee used his base salary of $500,000, his BOC rate of 55% and applied the corporate performance factor for 1994 and Mr. Buxton's individual performance factor to obtain his bonus amount of $372,515.

    Mr. Buxton's long-term incentive grants were computed based on the average of the 50th and 60th percentile of the Towers Perrin Compensation database for comparable grant practices. He was granted 39,000 ICUs and 41,350 stock options in 1994.

STOCK OWNERSHIP GUIDELINES

    In January 1993, stock ownership guidelines for top management were established to motivate individual achievement and increase ownership of Pentair common stock. The Committee determined that over a period of five years, its top management should accumulate and hold Company stock equal to the following values: Chief Executive Officer -- three to five times base salary; Senior Corporate Officers -- two to three times base salary; and other corporate officers and subsidiary presidents -- one to two times base salary. In the opinion of the Committee, the achievement of ownership levels set forth will result in executive management being significant shareholders and will further encourage long-term performance and Company growth.

    The Committee will consider making incentive grants of restricted stock based on the increase in ownership during the preceding year. These restricted stock grants (made under the Omnibus Plan) vest in equal increments on the third, fourth, and fifth anniversaries of the grant The size of the grant is equal to 10% of the increase in common shares during the year, limited to 10% of the targeted ownership level if the targeted ownership level per the stock ownership guidelines has been achieved.

    In 1994, 5,706 restricted stock awards were granted under these guidelines.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

    Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to each of the corporation's Chief Executive Officer and four other most highly compensated officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Company is currently reviewing its compensation systems and intends to structure performance-based compensation in a manner that complies with the new statute. In 1995, however, the Company expects all compensation paid to the Chief Executive Officer and the four other highly compensated officers will be 100% tax deductible.

Quentin J. Hietpas, Chair           Harold V. Haverty           D. Eugene Nugent

             Compensation and Personnel Committee of Pentair, Inc.

                      COMPARATIVE STOCK PERFORMANCE GRAPH

    The following graph sets forth the cumulative total shareholder return on the Company's Common Stock for the last five fiscal years, assuming the investment of $100 on December 31, 1989 and the reinvestment of all dividends since that date to December 31, 1994. The graph also contains for comparison purposes the S&P 500 Index and the NASDAQ Non-Financial Index. The Indices were prepared by the Center for Research in Security Prices (CRSP); the NASDAQ Non-Financial Index includes SIC Codes 1 through 59, and 70 through 99. Upon request, the Company will undertake to make accessible the identity of those companies making up the NASDAQ Non-Financial Index in a prompt manner. The data used was obtained from published sources and is believed to be accurate.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            PENTAIR, INC   S&P 500      NASDAQ
12/31/89             100         100         100
12/31/90              93          97          88
12/31/91             156         127         142
12/31/92             156         136         155
12/31/93             200         149         178
12/31/94             264         151         170

SUMMARY COMPENSATION TABLE.

    The following table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of the Company and the four highest paid executive officers of the Company whose salary and bonus earned in 1994 exceeded $100,000.

                                                                                LONG-TERM COMPENSATION
                                                                         -------------------------------------

                                                                                   AWARDS
                                          ANNUAL COMPENSATION            --------------------------   PAYOUTS
                                ---------------------------------------  RESTRICTED    SECURITIES    ---------
                                                         OTHER ANNUAL       STOCK      UNDERLYING      LTIP          ALL OTHER
NAME AND PRINCIPAL               SALARY     BONUS (A)    COMPENSATION    AWARDS (B)      OPTIONS      PAYOUTS      COMPENSATION
      POSITION         YEAR        ($)         ($)            ($)            ($)          /SARS       ($)(C)            ($)
- -----------------------------------------------------------------------------------------------------------------------------------
Winslow H. Buxton         1994  $ 500,000   $ 372,515      $  11,854      $  39,902        41,350    $ 102,718       $       0
Chief Executive           1993    425,000     343,379          9,699              0        38,250       56,820               0
Officer                   1992    343,750     184,202         10,908         92,663        49,650       19,868               0
Gerald C. Kitch           1994  $ 238,500   $ 170,389      $   6,752      $  19,703        10,450    $  53,018       $       0
Senior Vice               1993    227,000     133,031          6,886              0        11,625       26,576               0
President                 1992    218,000     109,036          7,579         41,919         8,850       10,034               0
Joseph R. Collins         1994  $ 238,500   $ 134,934      $   7,500      $       0        10,450    $  21,181       $       0
Senior Vice               1993    210,000     138,045          7,290              0        11,625       23,233               0
President                 1992    185,000     102,742          6,557         41,919        10,350       23,890               0
Ronald V. Kelly           1994  $ 238,500   $  98,103      $   7,089      $   7,668        10,450    $  53,018       $       0
Senior Vice               1993    227,000     122,807          7,098              0        11,625       26,576               0
President                 1992    218,000      85,512          7,122         41,919         8,850       10,034               0
Allan J. Kolles           1994  $ 187,000   $  88,659      $   5,906      $   5,716         5,500    $  29,317       $       0
Senior Vice               1993    170,000      87,406          7,721              0         6,150       29,168               0
President,                1992    160,000      66,685          7,561         19,856         4,200       28,208               0
Assistant to CEO

- ------------------------------
(a) Represents bonuses accrued by the Company for the year even if paid after December 31.

(b) The restricted stock awards are subject to vesting, in three equal installments beginning in the third year after the date of grant, based solely on the continued employment of the recipient by the Company. Dividends are accrued and paid upon vesting of restricted shares. Interest is accrued on unpaid dividends and paid with the dividends. The value of restricted stock awards reflected in the table is based on the closing market price of the common stock on the date of grant. The following restricted stock awards were held by each of the named executives as of December 31, 1994 (based on 12/31/94 closing price of $42.75): Buxton 8,825 shares or $377,269; Collins 2,067 shares or $88,364; Kelly 3,591 shares or $153,515; Kitch 3,930 shares or $168,008; and Kolles 1,786 shares or $76,352.

     In 1993, the long-term equity incentive program was changed, reducing the restricted stock portion from 25% in 1992 to 0% in 1993. The restricted share grants in 1994 were made pursuant to the provisions discussed under "stock ownership guidelines."

(c)  Includes payouts for ICUs.

OPTIONS AND STOCK APPRECIATION RIGHTS.

    The following tables summarize option and SAR grants and exercises during 1994 to or by the Chief Executive Officer or one of the executive officers named in the Summary Compensation Table above, and the values of the options and SARs held by such persons at the end of 1994. No SARs have been granted since 1983; grants shown in the table below are incentive stock options and non-qualified stock options. No SARs have been exercised or remain outstanding at the end of 1994.


                                                                                          POTENTIAL REALIZABLE
                                       OPTION AND SAR GRANTS IN 1994                        VALUE AT ASSUMED
                    --------------------------------------------------------------------    ANNUAL RATES OF
                      NUMBER OF                                                               STOCK PRICE
                     SECURITIES                                                             APPRECIATION FOR
                     UNDERLYING    % OF TOTAL OPTIONS/ SARS                                   OPTION TERM
                    OPTIONS/ SARS   GRANTED TO EMPLOYEES IN    EXERCISE OR   EXPIRATION   --------------------
       NAME          GRANTED (A)          FISCAL 1993          BASE PRICE       DATE         5%         10%
- --------------------------------------------------------------------------------------------------------------
Winslow H. Buxton        41,350                22.1%            $   35.50       1/19/99   $ 405,561  $ 896,183
Joseph R. Collins        10,450                 5.6%            $   35.50       1/19/99   $ 102,494  $ 226,484
Ronald V. Kelly          10,450                 5.6%            $   35.50       1/19/99   $ 102,494  $ 226,484
Gerald C. Kitch          10,450                 5.6%            $   35.50       1/19/99   $ 102,494  $ 226,484
Allan J. Kolles           5,500                 2.9%            $   35.50       1/19/99   $  53,944  $ 119,202

- ------------------------------
(a) One-third of each grant becomes exercisable on each of the first three anniversaries of the date of grant, and the options expire five years after the grant date. The exercise price for the options granted was the closing market price of the common stock as of the date of grant.

             AGGREGATE OPTION AND SAR EXERCISES IN 1993 AND VALUE AT END OF 1993
- ----------------------------------------------------------------------------------------------
                                                            NUMBER OF
                                                            SECURITIES           VALUE OF
                                                            UNDERLYING         UNEXERCISED
                                                           UNEXERCISED         IN-THE-MONEY
                                                         OPTIONS/SARS AT     OPTIONS/SARS AT
                                                           END OF 1994         END OF 1994
                         SHARES ACQUIRED      VALUE      EXERCISABLE (E)     EXERCISABLE (E)
         NAME              ON EXERCISE      REALIZED    UNEXERCISABLE (U)   UNEXERCISABLE (U)
- ----------------------------------------------------------------------------------------------
Winslow H. Buxton               9,500      $   225,542      E  75,350         E  $1,485,104
                                                            U  83,400          U  $ 954,579
Joseph R. Collins               5,913      $    90,589      E   6,087          E  $  90,525
                                                            U  21,650          U  $ 243,825
Ronald V. Kelly                 2,500      $    48,958      E  29,025          E  $ 625,552
                                                            U  21,150          U  $ 237,158
Gerald C. Kitch                 3,501      $    73,813      E  15,175          E  $ 282,348
                                                            U  21,150          U  $ 237,158
Allan J. Kolles                   725      $    17,921      E   5,226          E  $  89,026
                                                            U  11,000          U  $ 123,117

LONG-TERM INCENTIVE PLAN AWARDS.

    The following table reflects awards made under the Pentair, Inc. Omnibus Stock Incentive Plan (one of the long-term incentive plans) during 1994 to the Chief Executive Officer or one of the executive officers named in the Summary Compensation Table above.


                                                                ESTIMATED FUTURE PAYOUTS
                                             PERFORMANCE OR              UNDER
                        NUMBER OF SHARES,     OTHER PERIOD    NON-STOCK PRICE BASED PLANS
                          UNITS OR OTHER    UNTIL MATURATION  ----------------------------
         NAME                 RIGHTS           OR PAYOUT         THRESHOLD       TARGET
- ------------------------------------------------------------------------------------------
Winslow H. Buxton            39,000 units       3 years          $       0     $   380,640
Joseph R. Collins             9,850 units       3 years          $       0     $    96,136
Ronald V. Kelly               9,850 units       3 years          $       0     $    96,136
Gerald C. Kitch               9,850 units       3 years          $       0     $    96,136
Allan J. Kolles               5,150 units       3 years          $       0     $    50,264

- ------------------------
The ultimate value of each unit is computed pursuant to a formula, based on common stock book value growth and average Earnings Per Share (EPS) and Return on Equity (ROE) growth. The target value shown in this table is based on the Company's objective of annual EPS growth of 10% and annual ROE growth of 15%.

DEFINED BENEFIT PENSION PLAN.

    The Company maintains a tax-qualified defined benefit pension plan. In general, the plan covers non-bargaining employees of the Company and its U.S. subsidiaries. These employees are eligible to participate in the plan after attaining age 21 and completing one year of service.

    The following table sets forth the estimated normal retirement benefit under specified final average annual compensation and years of service classifications. Each listed benefit amount is determined by using a Social Security covered compensation base of $24,600. Currently, the Internal Revenue Code limits the annual benefit from the plan to $118,800 and limits the pay used to calculate pensions to $150,000, although these limits are subject to upward adjustment in future years for cost of living increases.

        ESTIMATED ANNUAL GROSS RETIREMENT BENEFITS UNDER CURRENT FORMULA

FINAL AVERAGE
    ANNUAL                              YEARS OF SERVICE
 COMPENSATION      10         15         20         25         30         35+
- --------------------------------------------------------------------------------
 $     50,000   $   6,270  $   9,405  $  12,540  $  15,675  $  18,810  $  21,945
      100,000      13,770     20,655     27,540     34,425     41,310     48,195
      150,000      21,270     31,905     42,540     53,175     63,810     74,445

    For purposes of calculating the retirement benefit for named executive officers under the plan, eligible compensation consists of salary and bonus as listed in the Summary Compensation Table. Current years of service under the plan for the named officers are: Buxton, 8; Collins, 23; Kelly, 14; Kitch, 6 and Kolles, 10.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN.

    The Company  has  established  the Supplemental  Executive  Retirement  Plan
(SERP) to provide retirement benefits to certain key executives of the Company and its subsidiaries. The employees are eligible for nomination after attaining age 50 and completing five years of service. The annual normal retirement benefit is 50% of the participant's final average annual compensation less 100% of the participant's annual primary Social Security benefit. This benefit is further reduced by the participant's benefits under the Company's or any previous employer's pension plans. A participant generally does not earn or become vested in a benefit under the plan until he or she attains age 60. The plan has been extended to thirteen employees, five of whom (Buxton, Collins, Kelly , Kitch and Kolles) are named executives. To date, three retirees and one beneficiary are receiving benefits under the plan. The estimated annual benefits pursuant to the SERP, assuming retirement at age 65, are as follows: Buxton $359,645; Collins $103,204; Kelly $125,044; Kitch $141,298 and Kolles $76,124.

CHANGE IN CONTROL ARRANGEMENTS.

    Approximately 101 key corporate executives have entered into agreements with the Company that provide for contingent benefits if the executive leaves the employ of the Company within one year after an unfriendly change in control. Such benefits include:

    a. bonus awards for the year in question to be made under the Management Incentive Plan;

    b. termination of all restrictions on shares issued under the Long-Term Executive Performance Plan or the 1990 Omnibus Stock Incentive Plan and payment for Incentive Compensation Units and Performance Units without regard to the plans' forfeiture provisions;

    c. reimbursement of income taxes incurred in connection with the exercise of certain nonqualified options, as well as termination of all restrictions on transfer and termination of any right of the Company to repurchase shares received upon exercise of such options;

    d.  the cost of an executive search agency;

    e.  directors and officers liability insurance coverage;

    f. short-term replacement coverage for Company-provided group medical, dental, and life insurance policies;

    g. amount of non-vested benefits under any of the Company's tax-qualified deferred compensation plans;

    h. the accelerated accrual and vesting of benefits under the Supplemental Executive Retirement Plan (for those executives who have been made participants of such plan); and

    i. severance pay equal to 300% of annual compensation or, for employees other than executive officers of the Company, such amount reduced to the extent necessary to avoid federal excise taxes under Section 280G of the Internal Revenue Code.

    In addition, the Omnibus Stock Incentive Plan permits the Compensation and Personnel Committee upon a change in control of the Company, to cancel all outstanding options granted under the plan, whether or not exercisable, and authorize payment of the "spread" between the exercise price of the options and the then current market value of the underlying stock.

    Based upon compensation levels as of December 31, 1994, the dollar value of the benefits payable upon an unfriendly change in control to the named officers in the Summary Compensation Table by virtue of the agreements and the Omnibus Plan provision discussed above (excluding amounts that otherwise would be payable upon a termination of employment not involving an unfriendly change in control) would be: Buxton, $4,853,304; Collins, $1,860,392; Kelly, $2,259,042;
Kitch, $2,326,653 and Kolles, $1,324,517.

                                FUTURE PROPOSALS

    Any proposal that a shareholder intends to present at the 1996 annual meeting must be received by the Company no later than November 9, 1995 for inclusion in the 1996 notice of annual meeting, proxy statement, and form of proxy.

                                 OTHER BUSINESS

    Management does not know of any other business that will be presented for consideration at the meeting; however, if any other business does properly come before the meeting, proxies will be voted in accordance with the best judgment of the person or persons acting under them.

          PLEASE SIGN AND              PENTAIR, INC.       PROXY FOR ANNUAL MEETING OF
        RETURN PROMPTLY TO                                        SHAREHOLDERS
   REDUCE SOLICITATION EXPENSES                                  APRIL 19, 1995

 Common                                        Employee Stock Purchase Plan (ESPP)

 Common                                        Preferred (ESOP)

    The undersigned hereby appoints Winslow H. Buxton and David D. Harrison, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock (common and ESPP listed above) of Pentair, Inc. held of record by the undersigned on February 21, 1995 at the Annual Meeting of Shareholders of Pentair, Inc. to be held at 10:00 a.m., Wednesday, April 19, 1995, at the Northland Inn and Conference Center, 7101 Northland Circle, Brooklyn Park, Minnesota, and any adjournment thereof.

    Furthermore, I hereby direct State Street Bank and Trust Company, as ESOP Trustee, to vote at the Annual Meeting of Shareholders of Pentair, Inc. to be held at 10:00 a.m., Wednesday, April 19, 1995, at the Northland Inn and Conference Center, 7101 Northland Circle, Brooklyn Park, Minnesota, and any adjournment thereof, all shares of voting preferred stock of Pentair, Inc. allocated as of February 21, 1995 to my account in the Pentair, Inc. Retirement Savings and Stock Incentive Plan, plus a pro rata portion of the shares that have not been allocated to participant accounts or for which no instructions are received, as designated below. I understand that this card must be received by Norwest Bank Minnesota, N.A., acting as tabulation agent for the ESOP Trustee, by April 12, 1995. If it is not received by that date, or if the voting instructions are invalid because this form is not properly signed and dated, the shares held in my account will be voted by State Street Bank and Trust Company in the same proportion that the other participants in the plan direct the ESOP Trustee to vote shares allocated to their accounts.

    THE BOARD RECOMMENDS A VOTE "FOR" EACH PROPOSAL.

1. ELECTION OF DIRECTORS: FOR all nominees listed below / /            WITHHOLD AUTHORITY to vote for ALL nominees listed below. / /
  EXCEPT THOSE I HAVE STRUCK BY A LINE THROUGH their names.

 Quentin J. Hietpas              Richard M. Schulze              Karen E. Welke

    2. To amend the Restated Articles of Incorporation increasing the total number of shares authorized to be issued from 75,000,000 to 100,000,000 and increase from 10,000,000 to 15,000,000 the number of authorized shares that may be designated as preferred shares, and modify the power of the Board of Directors to establish voting rights of unissued shares.

             / / FOR             / / AGAINST             / / ABSTAIN

    3. To, as an alternative to Item 2, amend the Restated Articles of Incorporation, increasing the total number of shares authorized to be issued from 75,000,000 to 125,000,000 and increase from 10,000,000 to
       15,000,000 the number of authorized shares that may be designated as preferred shares.

             / / FOR             / / AGAINST             / / ABSTAIN

    4. PROPOSAL TO RATIFY the retention of Deloitte & Touche LLP as independent public accountants for the current fiscal year.

             / / FOR             / / AGAINST             / / ABSTAIN

    5. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting. Management is not presently aware of any such matters to be presented for action.

    THE SHARES REPRESENTED HEREBY WILL BE VOTED AS DIRECTED BY THIS PROXY, BUT IF THIS PROXY IS RETURNED SIGNED WITH NO DIRECTION MADE, THEY WILL BE VOTED "FOR" EACH OF THE DIRECTORS AND PROPOSALS.

                                           The undersigned hereby ratifies and
                                           confirms all that the Proxies shall
                                           lawfully do or cause to be done by
                                           virtue hereof and hereby revokes all
                                           proxies heretofore given to vote such
                                           shares.

                                           THIS  PROXY IS SOLICITED ON BEHALF OF
                                           THE BOARD  OF DIRECTORS  OF  PENTAIR,
                                           INC.
                                           _____________________________________
                                                         Signature
                                           _____________________________________
                                                 Signature if held jointly
                                           Dated: ________________________, 1995
                                                 THIS CARD MUST BE DATED.
                                           (Please  sign  exactly  as  your name
                                           appears to the left. When shares  are
                                           held  by  joint tenants,  both should
                                           sign.  When   signing  as   executor,
                                           administrator,  attorney,  trustee or
                                           guardian, please give  full title  as
                                           such.  If a  corporation, please sign
                                           in full corporate  name by  president
                                           or  other  authorized  officer.  If a
                                           partnership, please sign in
                                           partnership  name  by  an  authorized
                                           person.)